Exhibit 99.1

ESSEX

PROPERTY TRUST, INC.

SECOND QUARTER 2020

Earnings Release & Supplemental Financial Information

VELO & RAY
308 Apartment Homes
Seattle, WA

velo

INVESTOR RELATIONS
Rylan Burns
VP of Finance & Investor Relations
(650) 655-7800

ESSEX PROPERTY TRUST, INC.
1100 Park Place, Suite 200
San Mateo, CA 94403

Essex Announces Second Quarter 2020 Results

San Mateo, California—August 3, 2020—Essex Property Trust, Inc. (NYSE: ESS) (the “Company”) announced today its second quarter 2020 earnings results and related business activities.

Net Income, Funds from Operations (“FFO”), and Core FFO per diluted share for the three and six months ended June 30, 2020 are detailed below.

	Three Months Ended June 30,		%	Six Months Ended June 30,		%
	2020	2019	Change	2020	2019	Change
Per Diluted Share
Net Income	$1.29	$1.40	-7.9%	$6.07	$3.21	89.1%
Total FFO	$3.21	$3.36	-4.5%	$6.65	$6.69	-0.6%
Core FFO	$3.16	$3.33	-5.1%	$6.64	$6.57	1.1%

Second Quarter 2020 Highlights:

•	Reported Net Income per diluted share for the second quarter of 2020 of $1.29, compared to $1.40 in the second quarter of 2019.

•	Core FFO per diluted share declined by 5.1% compared to the second quarter of 2019.

•
Same-property gross revenue and net operating income (“NOI”) declined by 3.8% and 7.4%, respectively, compared to the second quarter of 2019. The Company recorded an additional $9.7 million of delinquencies in the second quarter compared to the prior year period. Excluding these delinquencies, same-property revenue and NOI would have declined 0.9% and 3.5%, respectively.

•	Same-property operating expenses increased 6.0% compared to the second quarter of 2019. The increase is largely due to a 9.6% increase in real estate taxes, driven by higher taxes in Seattle.

•	Disposed of two apartment communities during the second quarter for a total contract price of $232.0 million.

•	Repurchased 87,988 shares of common stock totaling $20.1 million at an average price per share of $228.36 under the stock buyback program.

•	In June 2020, the Company issued $150.0 million of 12-year senior unsecured notes due in March 2032 bearing an interest rate per annum of 2.65% and an effective yield of 2.09%.

•	As of July 31, 2020, the Company’s immediately available liquidity exceeded $1.4 billion.

1100 Park Place Suite 200 San Mateo California 94403 telephone 650 655 7800 facsimile 650 655 7810
www.essex.com

“The second quarter of 2020 proved to be one of the most challenging environments in company history and we are proud of how the Essex team responded to the COVID-19 pandemic, providing compassionate service, emphasizing safety, and complying with an unprecedented regulatory regime. Following a sharp decline in rental demand early in the quarter as a result of the COVID-19 pandemic and shelter-in-place ordinances, we saw employment trends significantly improve at the end of the quarter and we are cautiously optimistic that these trends will continue. The Company is well positioned with a strong balance sheet and ample liquidity, providing opportunity to create value for our shareholders through these unprecedented economic times,” commented Michael Schall, President and CEO of the Company.

Same-Property Operations

Same-property operating results exclude any properties that are not comparable for the periods presented. The table below illustrates the percentage change in same-property gross revenues for the quarter ended June 30, 2020 compared to the quarter ended June 30, 2019, and the sequential percentage change for the quarter ended June 30, 2020 compared to the quarter ended March 31, 2020, by submarket for the Company:

	Q2 2020 vs. Q2 2019	Q2 2020 vs. Q1 2020	% of Total
	Gross Revenues	Gross Revenues	Q2 2020 Revenues
Southern California
Los Angeles County	-8.6%	-10.2%	18.3%
Orange County	-4.3%	-6.5%	11.0%
San Diego County	-2.0%	-4.5%	8.4%
Ventura County	-3.2%	-5.3%	4.4%
Total Southern California	-5.7%	-7.7%	42.1%
Northern California
Santa Clara County	-1.5%	-3.9%	19.3%
Alameda County	-4.9%	-6.5%	6.9%
San Mateo County	-4.6%	-7.3%	5.0%
Contra Costa County	-5.3%	-6.7%	4.8%
San Francisco	-6.5%	-7.8%	3.3%
Total Northern California	-3.4%	-5.5%	39.3%
Seattle Metro	-0.2%	-3.7%	18.6%
Same-Property Portfolio	-3.8%	-6.1%	100.0%

The table below illustrates the components that drove the change in Same-Property Revenues on a year-over-year basis.

Same-Property Revenue Components	$ Amount (in millions)	% Contribution to Growth/(Decline)
Q2 2019 Same-Property Revenue	$336.5
Scheduled Rents	6.7	2.0%
Delinquencies	(9.7)	-2.9%
Concessions	(3.4)	-1.0%
Vacancy	(5.9)	-1.7%
Other Income	(0.5)	-0.1%
Q2 2020 Same-Property Revenues/Growth	$323.7	-3.8%

	Year-Over-Year Growth			Year-Over-Year Growth
	Q2 2020 compared to Q2 2019			YTD 2020 compared to YTD 2019
	Gross Revenues	Operating Expenses	NOI	Gross Revenues	Operating Expenses	NOI
Southern California	-5.7%	3.1%	-9.1%	-1.5%	2.8%	-3.2%
Northern California	-3.4%	3.9%	-5.9%	-0.2%	2.8%	-1.2%
Seattle Metro	-0.2%	17.2%	-7.0%	2.2%	7.2%	0.1%
Same-Property Portfolio	-3.8%	6.0%	-7.4%	-0.3%	3.6%	-1.8%

	Sequential Growth
	Q2 2020 compared to Q1 2020
	Gross Revenues	Operating Expenses	NOI
Southern California	-7.7%	0.1%	-10.7%
Northern California	-5.5%	0.9%	-7.6%
Seattle Metro	-3.7%	8.1%	-8.6%
Same-Property Portfolio	-6.1%	1.9%	-9.1%

	Financial Occupancies
	Quarter Ended
	6/30/2020	3/31/2020	6/30/2019
Southern California	94.5%	96.6%	96.6%
Northern California	95.0%	96.9%	96.6%
Seattle Metro	95.4%	96.8%	96.4%
Same-Property Portfolio	94.9%	96.8%	96.6%

Investment Activity

Dispositions

In June 2020, the Company completed a portfolio sale which consisted of two apartment communities, One South Market and Museum Park, both located in San Jose, CA for a total contract price of $232.0 million. Combined, the two communities contain 429 apartment homes and approximately 6,534 sq. ft of retail. The Company recognized a $16.6 million gain on sale, which has been excluded from Core FFO.

Subsequent to quarter end, the Company sold a 126-unit apartment community located in Redmond, WA, at a total contract price of $51.5 million. The community was originally acquired in 2011 at a total contract price of $30.1 million.

Other Investments

In April 2020, the Company originated a subordinated loan investment totaling $29.2 million to fund the development of a multifamily community located in Northern California. The investment has an initial preferred return of 11.0% and matures in 2023. As of June 30, 2020, the Company had funded $6.7 million, with the full commitment expected to be funded by the second quarter of 2021.

Development Activity

In the second quarter of 2020, the Company entered into a joint venture to develop Scripps Mesa Apartments, a 264-unit apartment community located in the Scripps Ranch area of San Diego, CA. The Company has a 50.5% ownership in the development, which has a total projected cost of $102.0 million. The project will be financed with $89.3 million of tax-exempt bonds that mature in 2060. The joint venture has entered into a total return swap, converting the tax-exempt bonds to a variable rate of SIFMA + 0.75%. Construction on the project commenced in July 2020 with a projected opening in the fourth quarter of 2022.

The table below represents the development communities in lease-up and the current leasing status as of July 31, 2020.

Project Name	Location	Total Apartment Homes	ESS Ownership	% Leased as of 07/31/20	Status
Station Park Green – Phase III	San Mateo, CA	172	100%	88.4%	In Lease-Up
500 Folsom	San Francisco, CA	537	50%	73.4%	In Lease-Up
Mylo	Santa Clara, CA	476	100%	45.8%	In Lease-Up
Patina at Midtown	San Jose, CA	269	50%	9.3%	In Lease-Up
Total/Average % Leased		1,454		54.3%

liquidity and balance sheet

Common Stock

In the second quarter of 2020, the Company repurchased 87,988 shares of its common stock totaling $20.1 million, including commissions, at an average price of $228.36 per share. Year-to-date through July 31, 2020, the Company repurchased 985,509 shares of its common stock totaling $223.0 million, including commissions, at an average price of $226.27 per share. As of July 31, 2020, the Company had $203.3 million of purchase authority remaining under the stock repurchase plan.

The Company did not issue any shares of common stock through its equity distribution program in the second quarter of 2020.

Balance Sheet

In April 2020, the Company originated a $200.0 million unsecured term loan, priced at LIBOR + 1.20% with a one-year maturity and two 12-month extension options, exercisable at the Company’s option. The proceeds were used to repay all remaining consolidated debt maturing in 2020.

In June 2020, the Company issued $150.0 million of 12-year senior unsecured notes due in March 2032 bearing an interest rate per annum of 2.65% and an effective yield of 2.09%. The notes were issued as additional notes pursuant to the notes previously issued in February 2020. The proceeds were used to repay indebtedness under the Company’s unsecured credit facilities and for other general corporate and working capital purposes.

As of July 31, 2020, the Company had $1.2 billion in undrawn capacity on its unsecured credit facilities.

COVID-19 Update

The Company has established the Essex Cares fund to support the Company’s residents and stakeholders that are experiencing financial hardships caused by the COVID-19 pandemic. Initially funded by donations from the Company’s employees, officers and directors, the Company intends to distribute up to $3.0 million dollars in financial assistance to those in need.

Due to the uncertain nature of the COVID-19 pandemic and evolving economic re-opening plans, the Company is not reinstating full-year 2020 guidance. Instead, the Company continues to provide additional disclosures related to its operations on page S-15 of the supplemental financial information.

Conference Call with Management

The Company will host an earnings conference call with management to discuss its quarterly results on Tuesday, August 4, 2020 at 10 a.m. PT (1 p.m. ET), which will be broadcast live via the Internet at www.essex.com, and accessible via phone by dialing toll-free, (877) 407-0784, or toll/international, (201) 689-8560. No passcode is necessary.

A rebroadcast of the live call will be available online for 30 days and digitally for 7 days. To access the replay online, go to www.essex.com and select the second quarter 2020 earnings link. To access the replay, dial (844) 512-2921 using the replay pin number 13706365. If you are unable to access the information via the Company’s website, please contact the Investor Relations Department at investors@essex.com or by calling (650) 655-7800.

Corporate Profile

Essex Property Trust, Inc., an S&P 500 company, is a fully integrated real estate investment trust (REIT) that acquires, develops, redevelops, and manages multifamily residential properties in selected West Coast markets. Essex currently has ownership interests in 247 apartment communities comprising approximately 60,000 apartment homes with an additional 7 properties in various stages of active development. Additional information about the Company can be found on the Company’s website at www.essex.com.

This press release and accompanying supplemental financial information has been furnished to the Securities and Exchange Commission electronically on Form 8-K and can be accessed from the Company’s website at www.essex.com. If you are unable to obtain the information via the Web, please contact the Investor Relations Department at (650) 655-7800.

FFO RECONCILIATION

FFO, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), is generally considered by industry analysts as an appropriate measure of performance of an equity REIT. Generally, FFO adjusts the net income of equity REITs for non-cash charges such as depreciation and amortization of rental properties, impairment charges, gains on sales of real estate and extraordinary items. Management considers FFO and FFO which excludes non-core items, which is referred to as “Core FFO,” to be useful supplemental operating performance measures of an equity REIT because, together with net income and cash flows, FFO and Core FFO provide investors with additional bases to evaluate the operating performance and ability of a REIT to incur and service debt and to fund acquisitions and other capital expenditures and to pay dividends.

By excluding gains or losses related to sales of depreciated operating properties and excluding real estate depreciation (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO can help investors compare the operating performance of a real estate company between periods or as compared to different companies. By further adjusting for items that are not considered part of the Company’s core business operations, Core FFO allows investors to compare the core operating performance of the Company to its performance in prior reporting periods and to the operating performance of other real estate companies without the effect of items that by their nature are not comparable from period to period and tend to obscure the Company’s actual operating results. FFO and Core FFO do not represent net income or cash flows from operations as defined by U.S. generally accepted accounting principles (“GAAP”) and are not intended to indicate whether cash flows will be sufficient to fund cash needs. These measures should not be considered as alternatives to net income as an indicator of the REIT’s operating performance or to cash flows as a measure of liquidity. FFO and Core FFO do not measure whether cash flow is sufficient to fund all cash needs including principal amortization, capital improvements and distributions to stockholders. FFO and Core FFO also do not represent cash flows generated from operating, investing or financing activities as defined under GAAP. Management has consistently applied the NAREIT definition of FFO to all periods presented. However, there is judgment involved and other REITs’ calculation of FFO may vary from the NAREIT definition for this measure, and thus their disclosures of FFO may not be comparable to the Company’s calculation.

The following table sets forth the Company’s calculation of diluted FFO and Core FFO for the three and six months ended June 30, 2020 and 2019 (in thousands, except for share and per share amounts):

	Three Months Ended June 30,		Six Months Ended June 30,
Funds from Operations attributable to common stockholders and unitholders	2020	2019	2020	2019
Net income available to common stockholders	$84,458	$92,275	$399,464	$211,133
Adjustments:
Depreciation and amortization	133,609	119,465	265,168	240,033
Gains not included in FFO	(16,597)	(870)	(251,291)	(32,405)
Depreciation and amortization from unconsolidated co-investments	12,764	14,631	25,308	29,821
Noncontrolling interest related to Operating Partnership units	2,964	3,228	13,950	7,399
Depreciation attributable to third party ownership and other	(139)	(236)	(273)	(466)
Funds from Operations attributable to common stockholders and unitholders	$217,059	$228,493	$452,326	$455,515
FFO per share – diluted	$3.21	$3.36	$6.65	$6.69
Expensed acquisition and investment related costs	$15	$24	$102	$56
Deferred tax expense on unrealized gain on unconsolidated co-investment (1)	1,636	-	1,636	-
Gain on sale of marketable securities	(46)	(556)	(33)	(498)
Unrealized (gains) losses on marketable securities	(7,623)	56	1,073	(4,454)
Provision for credit losses	147	-	97	-
Equity income from non-core co-investment (2)	(4,696)	-	(4,586)	(314)
Interest rate hedge ineffectiveness (3)	-	-	-	181
Loss (gain) on early retirement of debt, net	5,027	(332)	4,706	(1,668)
Gain on early retirement of debt from unconsolidated co-investment	(38)	-	(38)	-
Co-investment promote income	-	-	(6,455)	(809)
Income from early redemption of preferred equity investments	-	(732)	(210)	(832)
General and administrative and other, net	2,312	-	3,132	-
Insurance reimbursements, legal settlements, and other, net	(106)	(38)	(63)	(248)
Core Funds from Operations attributable to common stockholders and unitholders	$213,687	$226,915	$451,687	$446,929
Core FFO per share – diluted	$3.16	$3.33	$6.64	$6.57
Weighted average number of shares outstanding diluted (4)	67,682,034	68,079,855	68,017,414	68,063,937

(1)	A deferred tax expense was recorded during the second quarter of 2020 related to the $4.7 million net unrealized gain on the Real Estate Technology Ventures, L.P. co-investment.
(2)	Represents the Company’s share of co-investment income from Real Estate Technology Ventures, L.P. Income for the second quarter of 2020 includes a net unrealized gain of $4.7 million.
(3)
On January 1, 2019, the Company adopted ASU No. 2017-12 “Derivatives and Hedging - Targeted Improvements to Accounting for Hedging Activities,” which resulted in a cumulative effect adjustment of approximately $181,000 from interest expense to accumulated other comprehensive income. As a result of the adoption of this standard, the Company recognizes qualifying hedge ineffectiveness through accumulated other comprehensive income as opposed to current earnings.

(4)
Assumes conversion of all outstanding limited partnership units in Essex Portfolio, L.P. (the “Operating Partnership”) into shares of the Company’s common stock and excludes all DownREIT limited partnership units for which the Operating Partnership has the ability and intention to redeem the units for cash and does not consider them to be common stock equivalents.

Net Operating Income (“NOI”) and Same-Property NOI Reconciliations

NOI and Same-Property NOI are considered by management to be important supplemental performance measures to earnings from operations included in the Company’s consolidated statements of income. The presentation of same-property NOI assists with the presentation of the Company’s operations prior to the allocation of depreciation and any corporate-level or financing-related costs. NOI reflects the operating performance of a community and allows for an easy comparison of the operating performance of individual communities or groups of communities. In addition, because prospective buyers of real estate have different financing and overhead structures, with varying marginal impacts to overhead by acquiring real estate, NOI is considered by many in the real estate industry to be a useful measure for determining the value of a real estate asset or group of assets. The Company defines same-property NOI as same-property revenues less same-property operating expenses, including property taxes. Please see the reconciliation of earnings from operations to NOI and same-property NOI, which in the table below is the NOI for stabilized properties consolidated by the Company for the periods presented (dollars in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Earnings from operations	$119,736	$124,560	$250,573	$240,255
Adjustments:
Corporate-level property management expenses	8,646	8,469	17,405	16,898
Depreciation and amortization	133,609	119,465	265,168	240,033
Management and other fees from affiliates	(2,348)	(2,260)	(4,965)	(4,595)
General and administrative	14,952	13,927	28,934	27,386
Expensed acquisition and investment related costs	15	24	102	56
Gain on sale of real estate and land	(16,597)	-	(16,597)	-
NOI	258,013	264,185	540,620	520,033
Less: Non-same property NOI	(30,333)	(18,217)	(62,445)	(33,088)
Same-Property NOI	$227,680	$245,968	$478,175	$486,945

Safe Harbor Statement Under The Private Litigation Reform Act of 1995:

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements which are not historical facts, including statements regarding the Company’s expectations, estimates, assumptions, hopes, intentions, beliefs and strategies regarding the future. Words such as “expects,” “assumes,” “anticipates,” “may,” “will,” “intends,” “plans,” “projects,” “believes,” “seeks,” “future,” “estimates,” and variations of such words and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements include, among other things, statements regarding the Company’s expectations related to the impact of the COVID-19 pandemic on the Company’s business, financial condition and results of operations and the impact of any measures taken to mitigate the impact of the pandemic, the Company’s intent, beliefs or expectations with respect to the timing of completion of current development and redevelopment projects and the stabilization of such projects, the timing of lease-up and occupancy of its apartment communities, the anticipated operating performance of its apartment communities, the total projected costs of development and redevelopment projects, co-investment activities, qualification as a REIT under the Internal Revenue Code of 1986, as amended, the real estate markets in the geographies in which the Company’s properties are located and in the United States in general, the adequacy of future cash flows to meet anticipated cash needs, its financing activities and the use of proceeds from such activities, the availability of debt and equity financing, general economic conditions including the potential impacts from such economic conditions, including as a result of the COVID-19 pandemic, trends affecting the Company’s financial condition or results of operations, changes to U.S. tax laws and regulations in general or specifically related to REITs or real estate, changes to laws and regulations in jurisdictions in which communities the Company owns are located, and other information that is not historical information.

While the Company’s management believes the assumptions underlying its forward-looking statements are reasonable, such forward-looking statements involve known and unknown risks, uncertainties and other factors, many of which are beyond the Company’s control, which could cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The Company cannot assure the future results or outcome of the matters described in these statements; rather, these statements merely reflect the Company’s current expectations of the approximate outcomes of the matters discussed. Factors that might cause the Company’s actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements include, but are not limited to, the following: the impact of the COVID-19 pandemic, which remains inherently uncertain as the situation is unprecedented and continuously evolving, and other potential future outbreaks of infectious diseases or other health concerns, and measures taken to limit their impact, could adversely affect the Company’s business and its tenants, and cause a significant downturn in general economic conditions, the real estate industry, and the markets in which the Company’s communities are located; the Company may fail to achieve its business objectives; the actual completion of development and redevelopment projects may be subject to delays; the stabilization dates of such projects may be delayed; the Company may abandon or defer development or redevelopment projects for a number of reasons, including changes in local market conditions which make development less desirable, increases in costs of development, increases in the cost of capital or lack of capital availability, resulting in losses; the total projected costs of current development and redevelopment projects may exceed expectations; such development and redevelopment projects may not be completed; development and redevelopment projects and acquisitions may fail to meet expectations; estimates of future income from an acquired property may prove to be inaccurate; occupancy rates and rental demand may be adversely affected by competition and local economic and market conditions; there may be increased interest rates and operating costs; the Company may be unsuccessful in the management of its relationships with its co-investment partners; future cash flows may be inadequate to meet operating requirements and/or may be insufficient to provide for dividend payments in accordance with REIT requirements; changes in laws or regulations; the terms of any refinancing may not be as favorable as the terms of existing indebtedness; unexpected difficulties in leasing of development projects; volatility in financial and securities market; Company’s failure to successfully operate acquired properties; unforeseen consequences from cyber-intrusion; the Company’s inability to maintain our investment grade credit rating with the rating agencies; government approvals, actions and initiatives, including the need for compliance with environmental requirements; and those further risks, special considerations, and other factors referred to in the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q, and other reports that the Company files with the SEC from time to time. Additionally, the risks, uncertainties and other factors set forth above or otherwise referred to in the reports that the Company has filed with the SEC may be further amplified by the global impact of the COVID-19 pandemic. All forward-looking statements are made as of the date hereof, the Company assumes no obligation to update or supplement this information for any reason, and therefore, they may not represent the Company’s estimates and assumptions after the date of this press release.

Definitions and Reconciliations

Non-GAAP financial measures and certain other capitalized terms, as used in this earnings release, are defined and further explained on pages S-16.1 through S-16.4, “Reconciliations of Non-GAAP Financial Measures and Other Terms,” of the accompanying supplemental financial information. The supplemental financial information is available on the Company’s website at www.essex.com.

Contact Information
Rylan Burns
Vice President of Finance & Investor Relations
(650) 655-7800
rburns@essex.com

Q2 2020 Supplemental Table of Contents

Page(s)
Consolidated Operating Results	S-1 – S-2

Consolidated Funds From Operations	S-3

Consolidated Balance Sheets	S-4

Debt Summary – June 30, 2020	S-5

Capitalization Data, Public Bond Covenants, Credit Ratings, and Selected Credit Ratios – June 30, 2020	S-6

Portfolio Summary by County – June 30, 2020	S-7

Operating Income by Quarter – June 30, 2020	S-8

Same-Property Revenue Results by County – Quarters ended June 30, 2020 and 2019, and March 31, 2020	S-9

Same-Property Revenue Results by County – Six months ended June 30, 2020 and 2019	S-9.1

Same-Property Operating Expenses – Quarter and Year to Date as of June 30, 2020 and 2019	S-10

Development Pipeline – June 30, 2020	S-11

Redevelopment Pipeline – June 30, 2020	S-12

Capital Expenditures – June 30, 2020	S-12.1

Co-investments and Preferred Equity Investments – June 30, 2020	S-13

Summary of Apartment Community Acquisitions and Dispositions Activity	S-14

Delinquencies, Operating Statistics, and Same-Property Portfolio Growth with Concessions on a GAAP basis	S-15

Reconciliations of Non-GAAP Financial Measures and Other Terms	S-16.1-S-16.4

E S S E X  P R O P E R T Y  T R U S T, I N C.

Consolidated Operating Results (Dollars in thousands, except share and per share amounts)	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019

Revenues:
Rental and other property	$368,149	$359,375	$757,899	$713,263
Management and other fees from affiliates	2,348	2,260	4,965	4,595
	370,497	361,635	762,864	717,858

Expenses:
Property operating	110,136	95,190	217,279	193,230
Corporate-level property management expenses	8,646	8,469	17,405	16,898
Depreciation and amortization	133,609	119,465	265,168	240,033
General and administrative	14,952	13,927	28,934	27,386
Expensed acquisition and investment related costs	15	24	102	56
	267,358	237,075	528,888	477,603
Gain on sale of real estate and land	16,597	-	16,597	-
Earnings from operations	119,736	124,560	250,573	240,255
Interest expense, net (1)	(51,659)	(52,137)	(104,822)	(103,735)
Interest and other income	11,405	8,347	6,184	20,608
Equity income from co-investments	17,257	16,959	38,554	33,235
Deferred tax expense on unrealized gain on unconsolidated co-investment	(1,636)	-	(1,636)	-
(Loss) gain on early retirement of debt, net	(5,027)	332	(4,706)	1,668
Gain on remeasurement of co-investment	-	-	234,694	31,535
Net income	90,076	98,061	418,841	223,566
Net income attributable to noncontrolling interest	(5,618)	(5,786)	(19,377)	(12,433)
Net income available to common stockholders	$84,458	$92,275	$399,464	$211,133

Net income per share - basic	$1.29	$1.40	$6.08	$3.21

Shares used in income per share - basic	65,412,407	65,718,806	65,728,119	65,710,842

Net income per share - diluted	$1.29	$1.40	$6.07	$3.21

Shares used in income per share - diluted	65,427,935	65,821,815	65,855,347	65,802,417

(1)	Refer to page S-16.2, the section titled “Interest Expense, Net” for additional information.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Consolidated Operating Results Selected Line Item Detail	Three Months Ended June 30,		Six Months Ended June 30,
(Dollars in thousands)	2020	2019	2020	2019

Rental and other property
Rental income	$363,087	$353,167	$746,585	$700,972
Other property	5,062	6,208	11,314	12,291
Rental and other property	$368,149	$359,375	$757,899	$713,263

Property operating expenses
Real estate taxes	$44,994	$36,285	$88,006	$75,703
Administrative	21,579	20,396	44,336	41,506
Maintenance and repairs	23,906	20,940	45,777	40,606
Utilities	19,657	17,569	39,160	35,415
Property operating expenses	$110,136	$95,190	$217,279	$193,230

Interest and other income
Marketable securities and other income	$3,777	$7,809	$7,258	$15,408
Gain on sale of marketable securities	46	556	33	498
Provision for credit losses	(147)	-	(97)	-
Unrealized gains (losses) on marketable securities	7,623	(56)	(1,073)	4,454
Insurance reimbursements, legal settlements, and other, net	106	38	63	248
Interest and other income	$11,405	$8,347	$6,184	$20,608

Equity income from co-investments
Equity income from co-investments	$246	$5,116	$3,309	$10,101
Income from preferred equity investments	12,277	10,241	23,956	20,309
Equity income from non-core co-investment	4,696	-	4,586	314
Gain on sale of co-investment communities	-	870	-	870
Gain on early retirement of debt from unconsolidated co-investment	38	-	38	-
Co-investment promote income	-	-	6,455	809
Income from early redemption of preferred equity investments	-	732	210	832
Equity income from co-investments	$17,257	$16,959	$38,554	$33,235

Noncontrolling interest
Limited partners of Essex Portfolio, L.P.	$2,964	$3,228	$13,950	$7,399
DownREIT limited partners’ distributions	2,134	1,645	4,270	3,209
Third-party ownership interest	520	913	1,157	1,825
Noncontrolling interest	$5,618	$5,786	$19,377	$12,433

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Consolidated Funds From Operations (1) (Dollars in thousands, except share and per share amounts and in footnotes)	Three Months Ended June 30,			Six Months Ended June 30,
	2020	2019	% Change	2020	2019	% Change

Funds from operations attributable to common stockholders and unitholders (FFO)
Net income available to common stockholders	$84,458	$92,275		$399,464	$211,133
Adjustments:
Depreciation and amortization	133,609	119,465		265,168	240,033
Gains not included in FFO	(16,597)	(870)		(251,291)	(32,405)
Depreciation and amortization from unconsolidated co-investments	12,764	14,631		25,308	29,821
Noncontrolling interest related to Operating Partnership units	2,964	3,228		13,950	7,399
Depreciation attributable to third party ownership and other (2)	(139)	(236)		(273)	(466)
Funds from operations attributable to common stockholders and unitholders	$217,059	$228,493		$452,326	$455,515
FFO per share-diluted	$3.21	$3.36	-4.5%	$6.65	$6.69	-0.6%

Components of the change in FFO
Non-core items:
Expensed acquisition and investment related costs	$15	$24		$102	$56
Deferred tax expense on unrealized gain on unconsolidated co-investment (3)	1,636	-		1,636	-
Gain on sale of marketable securities	(46)	(556)		(33)	(498)
Unrealized (gains) losses on marketable securities	(7,623)	56		1,073	(4,454)
Provision for credit losses	147	-		97	-
Equity income from non-core co-investment (4)	(4,696)	-		(4,586)	(314)
Interest rate hedge ineffectiveness (5)	-	-		-	181
Loss (gain) on early retirement of debt, net	5,027	(332)		4,706	(1,668)
Gain on early retirement of debt from unconsolidated co-investment	(38)	-		(38)	-
Co-investment promote income	-	-		(6,455)	(809)
Income from early redemption of preferred equity investments	-	(732)		(210)	(832)
General and administrative and other, net	2,312	-		3,132	-
Insurance reimbursements, legal settlements, and other, net	(106)	(38)		(63)	(248)
Core funds from operations attributable to common stockholders and unitholders	$213,687	$226,915		$451,687	$446,929
Core FFO per share-diluted	$3.16	$3.33	-5.1%	$6.64	$6.57	1.1%

Changes in core items:
Same-property NOI	$(18,288)			$(8,770)
Non-same property NOI	12,116			29,357
Management and other fees, net	88			370
FFO from co-investments	(4,701)			(7,658)
Interest and other income	(4,032)			(8,150)
Interest expense	478			(1,268)
General and administrative	1,287			1,584
Corporate-level property management expenses	(177)			(507)
Other items, net	1			(200)
	$(13,228)			$4,758

Weighted average number of shares outstanding diluted (6)	67,682,034	68,079,855		68,017,414	68,063,937

(1)	Refer to page S-16.2, the section titled “Funds from Operations (“FFO”) and Core FFO” for additional information on the Company’s definition and use of FFO and Core FFO.
(2)
The Company consolidates certain co-investments. The noncontrolling interest’s share of net operating income in these investments for the three and six months ended June 30, 2020 was $0.9 million and $2.3 million, respectively.

(3)	A deferred tax expense was recorded during the second quarter of 2020 related to the $4.7 million net unrealized gain on the Real Estate Technology Ventures, L.P. co-investment discussed below.
(4)	Represents the Company’s share of co-investment income from Real Estate Technology Ventures, L.P. Income for the second quarter of 2020 includes a net unrealized gain of $4.7 million.
(5)
On January 1, 2019, the Company adopted ASU No. 2017-12 “Derivatives and Hedging - Targeted Improvements to Accounting for Hedging Activities,” which resulted in a cumulative effect adjustment of approximately $181,000 from interest expense to accumulated other comprehensive income. As a result of the adoption of this standard, the Company recognizes qualifying hedge ineffectiveness through accumulated other comprehensive income as opposed to current earnings.

(6)
Assumes conversion of all outstanding limited partnership units in the Operating Partnership into shares of the Company’s common stock and excludes all DownREIT limited partnership units for which the Operating Partnership has the ability and intention to redeem the units for cash and does not consider them to be common stock equivalents.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Consolidated Balance Sheets
(Dollars in thousands)
	June 30, 2020	December 31, 2019

Real Estate:
Land and land improvements	$2,933,690	$2,773,805
Buildings and improvements	12,088,080	11,264,337
	15,021,770	14,038,142
Less: accumulated depreciation	(3,927,746)	(3,689,482)
	11,094,024	10,348,660
Real estate under development	467,915	546,075
Co-investments	1,008,758	1,335,339
Real estate held for sale, net	24,495	-
	12,595,192	12,230,074
Cash and cash equivalents, including restricted cash	256,475	81,094
Marketable securities	154,433	144,193
Notes and other receivables	44,748	134,365
Operating lease right-of-use assets	73,669	74,744
Prepaid expenses and other assets	52,894	40,935
Total assets	$13,177,411	$12,705,405

Unsecured debt, net	$5,615,795	$4,763,206
Mortgage notes payable, net	703,617	990,667
Lines of credit	-	55,000
Operating lease liabilities	75,626	76,740
Other liabilities	396,251	378,878
Total liabilities	6,791,289	6,264,491
Redeemable noncontrolling interest	33,241	37,410
Equity:
Common stock	7	7
Additional paid-in capital	6,944,805	7,121,927
Distributions in excess of accumulated earnings	(760,028)	(887,619)
Accumulated other comprehensive loss, net	(18,710)	(13,888)
Total stockholders’ equity	6,166,074	6,220,427
Noncontrolling interest	186,807	183,077
Total equity6uj	6,352,881	6,403,504
Total liabilities and equity	$13,177,411	$12,705,405

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Debt Summary - June 30, 2020
(Dollars in thousands, except in footnotes)

				Scheduled principal payments, unamortized premiums (discounts) and (debt issuance costs) are as follows - excludes lines of credit:
		Weighted Average			Unsecured	Secured	Total	Weighted Average Interest Rate	Percentage of Total Debt
	Balance Outstanding	Interest Rate	Maturity in Years
Unsecured Debt, net
Bonds private - fixed rate	$200,000	4.4%	1.0	2020	$-	$1,983	$1,983	3.5%	0.0%
Bonds public - fixed rate	4,900,000	3.6%	7.6	2021	500,000	31,653	531,653	4.3%	8.4%
Term loan (1)	550,000	1.8%	2.1	2022	650,000	43,188	693,188	2.8%	10.9%
Unamortized net discounts and debt issuance costs	(34,205)	-	-	2023	800,000	2,945	802,945	3.1%	12.6%
	5,615,795	3.5%	6.8	2024	400,000	3,109	403,109	4.0%	6.3%
Mortgage Notes Payable, net				2025	500,000	133,054	633,054	3.5%	10.0%
Fixed rate - secured	446,152	3.6%	5.5	2026	450,000	99,405	549,405	3.5%	8.7%
Variable rate - secured (2)	255,109	1.3%	16.7	2027	350,000	153,955	503,955	3.4%	7.9%
Unamortized premiums and debt issuance costs, net	2,356	-	-	2028	-	68,332	68,332	4.1%	1.1%
Total mortgage notes payable	703,617	2.8%	9.5	2029	500,000	31,156	531,156	4.0%	8.4%
				2030	550,000	1,592	551,592	3.1%	8.7%
Unsecured Lines of Credit				Thereafter	950,000	130,889	1,080,889	3.0%	17.0%
Line of credit (3)	-	1.0%		Subtotal	5,650,000	701,261	6,351,261	3.4%	100.0%
Line of credit (4)	-	1.0%		Debt Issuance Costs	(28,496)	(2,215)	(30,711)	NA	NA
Total lines of credit	-	1.0%		(Discounts)/Premiums	(5,709)	4,571	(1,138)	NA	NA
				Total	$5,615,795	$703,617	$6,319,412	3.4%	100.0%
Total debt, net	$6,319,412	3.4%

Capitalized interest for the three and six months ended June 30, 2020 was approximately $4.2 million and $9.0 million, respectively.

(1)
$350.0 million of the unsecured term loan has a variable interest rate of LIBOR plus 0.95%. The Company has interest rate swap contracts with an aggregate notional amount of $175.0 million, which effectively converts the interest rate on $175.0 million of the term loan to a fixed rate of 2.3%. In April 2020, the Company obtained a $200.0 million unsecured term loan, that has an interest rate of LIBOR plus 1.20% with a one-year maturity and two 12-month extension options, exercisable at the Company’s option.

(2)	$255.1 million of variable rate debt is tax exempt to the note holders.

(3)
This unsecured line of credit facility has a capacity of $1.2 billion, with a scheduled maturity date in December 2023 with one 18-month extension, exercisable at the Company’s option. The underlying interest rate on this line is based on a tiered rate structure tied to the Company’s corporate ratings and is currently at LIBOR plus 0.825%.

(4)
This unsecured line of credit facility has a capacity $35.0 million, with a scheduled maturity date in February 2021 with one 18-month extension, exercisable at the Company’s option. The underlying interest rate on this line is based on a tiered rate structure tied to the Company’s corporate ratings and is currently at LIBOR plus 0.825%.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Capitalization Data, Public Bond Covenants, Credit Ratings and Selected Credit Ratios - June 30, 2020
(Dollars and shares in thousands, except per share amounts)

Capitalization Data				Public Bond Covenants (1)	Actual	Requirement
Total debt, net			$6,319,412
				Debt to Total Assets:	37%	< 65%
Common stock and potentially dilutive securities
Common stock outstanding			65,331
Limited partnership units (1)			2,254
Options-treasury method			12	Secured Debt to Total Assets:	4%	< 40%
Total shares of common stock and potentially dilutive securities			67,597

Common stock price per share as of June 30, 2020			$229.17
				Interest Coverage:	484%	> 150%
Total equity capitalization			$15,491,204

Total market capitalization			$21,810,616	Unsecured Debt Ratio (2):	265%	> 150%

Ratio of debt to total market capitalization			29.0%
				Selected Credit Ratios (3)	Actual
Credit Ratings
Rating Agency	Rating	Outlook		Net Indebtedness Divided by Adjusted EBITDAre, normalized and annualized:	6.4
Fitch	BBB+	Stable
Moody’s	Baa1	Stable		Unencumbered NOI to Adjusted Total NOI:	94%
Standard & Poor’s	BBB+	Stable
				(1) Refer to page S-16.4 for additional information on the Company’s Public Bond Covenants.
(1)Assumes conversion of all outstanding limited partnership units in the Operating Partnership into shares of the Company’s common stock.				(2) Unsecured Debt Ratio is unsecured assets (excluding investments in co-investments) divided by unsecured indebtedness.
				(3) Refer to pages S-16.1 to S-16.4, the section titled “Reconciliations of Non-GAAP Financial Measures and Other Terms” for additional information on the Company’s Selected Credit Ratios.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Portfolio Summary by County as of June 30, 2020

	Apartment Homes				Average Monthly Rental Rate (1)			Percent of NOI (2)
Region - County	Consolidated (3)	Unconsolidated Co-investments (4)	Apartment Homes in Development (5)	Total	Consolidated	Unconsolidated Co-investments (6)	Total (7)	Consolidated	Unconsolidated Co-investments (6)	Total (7)

Southern California
Los Angeles County	9,097	1,563	200	10,860	$2,481	$2,191	$2,457	16.7%	15.0%	16.5%
Orange County	5,554	1,149	-	6,703	2,252	1,975	2,226	9.9%	11.0%	10.0%
San Diego County	4,824	616	264	5,704	2,002	1,890	1,995	7.9%	5.5%	7.7%
Ventura County and Other	3,200	693	-	3,893	1,850	2,232	1,890	5.0%	7.7%	5.4%
Total Southern California	22,675	4,021	464	27,160	2,234	2,093	2,222	39.5%	39.2%	39.6%

Northern California
Santa Clara County (8)	8,747	1,237	269	10,253	2,895	2,960	2,899	21.0%	16.2%	20.6%
Alameda County	3,959	1,309	-	5,268	2,576	2,498	2,565	8.1%	16.4%	8.7%
San Mateo County	2,651	195	107	2,953	3,195	3,913	3,221	6.4%	3.8%	6.2%
Contra Costa County	2,619	-	-	2,619	2,489	-	2,489	5.2%	0.0%	4.8%
San Francisco	1,343	537	-	1,880	3,237	3,934	3,353	3.4%	4.3%	3.4%
Total Northern California	19,319	3,278	376	22,973	2,839	2,984	2,851	44.1%	40.7%	43.7%

Seattle Metro	10,343	1,890	-	12,233	1,947	1,944	1,947	16.4%	20.1%	16.7%

Total	52,337	9,189	840	62,366	$2,401	$2,376	$2,399	100.0%	100.0%	100.0%

(1)
Average monthly rental rate is defined as the total scheduled monthly rental income (actual rent for occupied apartment homes plus market rent for vacant apartment homes) divided by the number of apartment homes.

(2)	Represents the percentage of actual NOI for the quarter ended June 30, 2020. See the section titled “Net Operating Income (“NOI”) and Same-Property NOI Reconciliations” on page S-16.3.
(3)	Includes two communities consisting of 648 apartment homes that are producing partial income due to lease-up.
(4)	Includes one community consisting of 537 apartment homes that is producing partial income due to lease-up.
(5)	Includes development communities with no rental income.
(6)	Co-investment amounts weighted for Company’s pro rata share.
(7)	At Company’s pro rata share.
(8)	Includes all communities in Santa Clara County and one community in Santa Cruz County.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Operating Income by Quarter (1)
(Dollars in thousands, except in footnotes)

	Apartment Homes	Q2 '20	Q1 '20	Q4 '19	Q3 '19	Q2 '19

Rental and other property revenues:
Same-property	47,104	$323,651	$344,636	$344,404	$338,613	$336,492
Acquisitions (2)	2,557	19,885	18,879	4,238	2,991	475
Development (3)	968	4,420	4,075	3,417	1,883	1,217
Redevelopment	621	5,096	5,401	5,317	5,272	5,240
Non-residential/other, net (4)	1,087	15,097	16,759	15,485	15,745	15,951
Total rental and other property revenues	52,337	368,149	389,750	372,861	364,504	359,375
Property operating expenses:
Same-property		95,971	94,141	92,914	94,867	90,524
Acquisitions (2)		6,714	5,804	1,200	961	103
Development (3)		1,445	1,447	1,208	706	506
Redevelopment		1,752	1,663	1,725	1,734	1,586
Non-residential/other, net (4) (5)		4,254	4,088	4,077	3,905	2,471
Total property operating expenses		110,136	107,143	101,124	102,173	95,190
Net operating income (NOI):
Same-property		227,680	250,495	251,490	243,746	245,968
Acquisitions (2)		13,171	13,075	3,038	2,030	372
Development (3)		2,975	2,628	2,209	1,177	711
Redevelopment		3,344	3,738	3,592	3,538	3,654
Non-residential/other, net (4)		10,843	12,671	11,408	11,840	13,480
Total NOI		$258,013	$282,607	$271,737	$262,331	$264,185

Same-property metrics
Operating margin		70%	73%	73%	72%	73%
Annualized turnover (6)		46%	39%	41%	55%	48%
Financial occupancy (7)		94.9%	96.8%	97.1%	96.0%	96.6%

(1)	Includes consolidated communities only.
(2)	Acquisitions include properties acquired which did not have comparable stabilized results as of January 1, 2019.
(3)	Development includes properties developed which did not have comparable stabilized results as of January 1, 2019.
(4)
Non-residential/other, net consists of revenues generated from retail space, commercial properties, held for sale properties, disposition properties, student housing, properties undergoing significant construction activities that do not meet our redevelopment criteria, and three communities located in the California counties of Riverside, Santa Barbara, and Santa Cruz, which the Company does not consider its core markets and straight-line adjustments for concessions.

(5)	Includes other expenses and intercompany eliminations pertaining to self-insurance.
(6)	Annualized turnover is defined as the number of apartment homes turned over during the quarter, annualized, divided by the total number of apartment homes.
(7)
Financial occupancy is defined as the percentage resulting from dividing actual rental income by total scheduled rental income (actual rent for occupied apartment homes plus market rent for vacant apartment homes).

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Same-Property Revenue Results by County - Second Quarter 2020 vs. Second Quarter 2019 and First Quarter 2020
(Dollars in thousands, except average monthly rental rates)

			Average Monthly Rental Rate			Financial Occupancy			Gross Revenues			Sequential Gross Revenues
Region - County	Apartment Homes	Q2 ‘20 % of Actual NOI	Q2 '20	Q2 '19	% Change	Q2 '20	Q2 '19	% Change	Q2 '20	Q2 '19	% Change	Q1 '20	% Change

Southern California
Los Angeles County	8,641	17.5%	$2,490	$2,456	1.4%	93.4%	96.6%	-3.3%	$59,232	$64,790	-8.6%	$65,959	-10.2%
Orange County	5,554	10.9%	2,252	2,209	1.9%	95.0%	96.3%	-1.3%	35,565	37,182	-4.3%	38,050	-6.5%
San Diego County	4,582	8.4%	1,996	1,951	2.3%	96.1%	97.1%	-1.0%	27,110	27,663	-2.0%	28,381	-4.5%
Ventura County	2,577	4.6%	1,878	1,844	1.8%	95.8%	97.0%	-1.2%	14,324	14,805	-3.2%	15,131	-5.3%
Total Southern California	21,354	41.4%	2,248	2,209	1.8%	94.5%	96.6%	-2.2%	136,231	144,440	-5.7%	147,521	-7.7%

Northern California
Santa Clara County	7,406	20.6%	2,864	2,809	2.0%	95.3%	96.7%	-1.4%	62,618	63,559	-1.5%	65,145	-3.9%
Alameda County	2,954	7.0%	2,612	2,588	0.9%	94.4%	96.1%	-1.8%	22,278	23,428	-4.9%	23,818	-6.5%
San Mateo County	1,830	5.3%	3,095	3,024	2.3%	95.1%	96.3%	-1.2%	16,253	17,037	-4.6%	17,525	-7.3%
Contra Costa County	2,270	4.8%	2,385	2,363	0.9%	96.3%	96.8%	-0.5%	15,609	16,487	-5.3%	16,730	-6.7%
San Francisco	1,178	3.1%	3,122	3,101	0.7%	92.9%	96.5%	-3.7%	10,568	11,304	-6.5%	11,467	-7.8%
Total Northern California	15,638	40.8%	2,794	2,749	1.6%	95.0%	96.6%	-1.7%	127,326	131,815	-3.4%	134,685	-5.5%

Seattle Metro	10,112	17.8%	1,946	1,877	3.7%	95.4%	96.4%	-1.0%	60,094	60,237	-0.2%	62,430	-3.7%

Total Same-Property	47,104	100.0%	$2,364	$2,317	2.0%	94.9%	96.6%	-1.7%	$323,651	$336,492	-3.8%	$344,636	-6.1%

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Same-Property Revenue Results by County - Six months ended June 30, 2020 vs. Six months ended June 30, 2019
(Dollars in thousands, except average monthly rental rates)

		YTD	Average Monthly Rental Rate			Financial Occupancy			Gross Revenues
Region - County	Apartment Homes	2020 % of Actual NOI	YTD 2020	YTD 2019	% Change	YTD 2020	YTD 2019	% Change	YTD 2020	YTD 2019	% Change

Southern California
Los Angeles County	8,641	18.0%	$2,491	$2,444	1.9%	94.9%	96.7%	-1.9%	$125,191	$129,353	-3.2%
Orange County	5,554	10.9%	2,250	2,199	2.3%	95.7%	96.5%	-0.8%	73,615	74,086	-0.6%
San Diego County	4,582	8.3%	1,992	1,942	2.6%	96.6%	96.8%	-0.2%	55,491	55,022	0.9%
Ventura County	2,577	4.6%	1,876	1,836	2.2%	96.5%	97.1%	-0.6%	29,455	29,563	-0.4%
Total Southern California	21,354	41.8%	2,247	2,199	2.2%	95.6%	96.7%	-1.1%	283,752	288,024	-1.5%

Northern California
Santa Clara County	7,406	20.2%	2,861	2,788	2.6%	96.2%	97.0%	-0.8%	127,763	126,565	0.9%
Alameda County	2,954	7.0%	2,612	2,573	1.5%	95.4%	96.4%	-1.0%	46,096	46,721	-1.3%
San Mateo County	1,830	5.3%	3,091	2,995	3.2%	96.0%	96.9%	-0.9%	33,778	33,997	-0.6%
Contra Costa County	2,270	4.9%	2,385	2,345	1.7%	96.7%	97.0%	-0.3%	32,339	32,871	-1.6%
San Francisco	1,178	3.1%	3,140	3,074	2.1%	94.6%	96.3%	-1.8%	22,035	22,319	-1.3%
Total Northern California	15,638	40.5%	2,793	2,729	2.3%	96.0%	96.8%	-0.8%	262,011	262,473	-0.2%

Seattle Metro	10,112	17.7%	1,939	1,862	4.1%	96.1%	96.7%	-0.6%	122,524	119,890	2.2%

Total Same-Property	47,104	100.0%	$2,362	$2,302	2.6%	95.8%	96.8%	-1.0%	$668,287	$670,387	-0.3%

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

S-9.1

E S S E X  P R O P E R T Y  T R U S T, I N C.

Same-Property Operating Expenses - Quarter and Year to Date as of June 30, 2020 and 2019
(Dollars in thousands)

	Based on 47,104 apartment homes

	Q2 '20	Q2 '19	% Change	% of Op. Ex.	YTD 2020	YTD 2019	% Change	% of Op. Ex.

Same-property operating expenses:
Real estate taxes	$37,628	$34,317	9.6%	39.2%	$74,343	$71,121	4.5%	39.1%
Maintenance and repairs	21,165	19,590	8.0%	22.1%	40,358	38,079	6.0%	21.2%
Administrative	15,844	16,213	-2.3%	16.5%	32,389	32,617	-0.7%	17.0%
Utilities	17,152	16,178	6.0%	17.9%	34,238	33,005	3.7%	18.0%
Insurance and other	4,182	4,226	-1.0%	4.3%	8,784	8,620	1.9%	4.7%
Total same-property operating expenses	$95,971	$90,524	6.0%	100.0%	$190,112	$183,442	3.6%	100.0%

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Development Pipeline - June 30, 2020
(Dollars in millions, except per apartment home amounts in thousands and except in footnotes)

Project Name	Location	Ownership %	Estimated Apartment Homes	Estimated Commercial sq. feet	Incurred to Date	Remaining Costs	Estimated Total Cost	Essex Est. Total Cost (1)	Cost per Apartment Home (2)	Average % Occupied	% Leased as of 6/30/20 (3)	% Leased as of 7/31/20 (3)	Construction Start	Initial Occupancy	Stabilized Operations

Development Projects - Consolidated (4)
Station Park Green - Phase III	San Mateo, CA	100%	172	-	126	8	134	134	779	61%	70%	88%	Q3 2017	Q1 2020	Q3 2020
Station Park Green - Phase IV	San Mateo, CA	100%	107	-	37	57	94	94	879	0%	0%	0%	Q3 2019	Q4 2021	Q2 2022
Mylo (5)	Santa Clara, CA	100%	476	-	209	17	226	226	475	30%	40%	46%	Q3 2016	Q3 2019	Q2 2021
Wallace on Sunset (6)	Hollywood, CA	100%	200	4,700	86	19	105	105	500	0%	0%	0%	Q4 2017	Q1 2021	Q4 2021
Total Development Projects - Consolidated			955	4,700	458	101	559	559	580

Land Held for Future Development - Consolidated
Other Projects	Various	100%			21	-	21	21
Total Development Pipeline - Consolidated			955	4,700	479	101	580	580

Development Projects - Joint Venture (4)
Patina at Midtown	San Jose, CA	50%	269	-	133	3	136	68	506	0%	0%	9%	Q3 2017	Q3 2020	Q2 2021
500 Folsom (7)	San Francisco, CA	50%	537	6,000	396	19	415	208	763	60%	64%	73%	Q4 2015	Q3 2019	Q1 2021
Scripps Mesa Apartments (7)	San Diego, CA	51%	264	-	4	98	102	52	386	0%	0%	0%	Q3 2020	Q4 2022	Q3 2023
Total Development Projects - Joint Venture			1,070	6,000	533	120	653	328	$605

Grand Total - Development Pipeline			2,025	10,700	$1,012	$221	$1,233	908
Essex Cost Incurred to Date - Pro Rata								(746)
Essex Remaining Commitment								$162

(1)	The Company’s share of the estimated total cost of the project.
(2)	Net of the estimated allocation to the retail component of the project.
(3)	Calculations are based on multifamily operations only.
(4)
For the second quarter of 2020, the Company’s cost includes $4.1 million of capitalized interest, $1.3 million of capitalized overhead and $0.3 million of development fees (such development fees reduced G&A expenses).

(5)	Cost incurred to date does not include a deduction of $4.7 million for accumulated depreciation recorded during the period when the property was held as a retail operating asset.
(6)	Cost incurred to date does not include a deduction of $6.3 million for accumulated depreciation recorded during the period when the property was held as a retail operating asset.
(7)	Estimated cost incurred to date and total cost are net of a projected value for low income housing tax credit proceeds and the value of the tax exempt bond structure.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Redevelopment Pipeline - June 30, 2020
(Dollars in thousands)

			Total	Estimated	Estimated		NOI
		Apartment	Incurred	Remaining	Total	Project	Six Months Ended
Region/Project Name	Location	Homes	To Date	Cost	Cost	Start Date	2020	2019

Consolidated - Redevelopment Projects
Same-Property (1)
Southern California
The Henley	Glendale, CA	215	$21,000	$2,600	$23,600	Q1 2014
The Blake LA	Los Angeles, CA	196	10,700	1,500	12,200	Q4 2016
The Palms at Laguna Niguel	Laguna Niguel, CA	460	6,700	2,800	9,500	Q4 2016
Total Same-Property - Redevelopment Projects		871	$38,400	$6,900	$45,300		$8,100	$8,509

Non-Same Property
Southern California
Bunker Hill Towers	Los Angeles, CA	456	$84,400	$3,000	$87,400	Q3 2013
Total Non-Same Property - Redevelopment Projects		456	$84,400	$3,000	$87,400		$4,277	$4,310

(1)	Redevelopment activities are ongoing at these communities, but the communities have stabilized operations, therefore results are classified in same-property results.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Capital Expenditures - June 30, 2020 (1)
(Dollars in thousands, except in footnotes and per apartment home amounts)

Revenue Generating Capital Expenditures (2)	Q2 '20	Q1 '20	Q4 '19	Q3 '19	Trailing 4 Quarters
Same-property portfolio	$7,693	$18,059	$14,845	$21,038	$61,635
Non-same property portfolio	1,389	3,586	1,430	3,152	9,557
Total revenue generating capital expenditures	$9,082	$21,645	$16,275	$24,190	$71,192

Number of same-property interior renovations	492	777	993	1,302	3,564
Number of total consolidated interior renovations	574	917	1,154	1,396	4,041

Non-Revenue Generating Capital Expenditures (3)	Q2 '20	Q1 '20	Q4 '19	Q3 '19	Trailing 4 Quarters
Non-revenue generating capital expenditures (4)	$16,559	$15,315	$26,282	$25,273	$83,429
Average apartment homes in quarter	52,552	51,670	50,521	50,065	51,202
Capital expenditures per apartment homes in the quarter	$315	$296	$520	$505	$1,629

(1)	The Company incurred $0.1 million of capitalized interest, $3.2 million of capitalized overhead and $0.1 million of co-investment fees related to redevelopment in Q2 2020.
(2)
Represents revenue generating or expense saving expenditures, such as full-scale redevelopments shown on page S-12, interior unit turn renovations, enhanced amenities and certain resource management initiatives.

(3)	Represents roof replacements, paving, building and mechanical systems, exterior painting, siding, etc.
(4)
Non-revenue generating capital expenditures does not include expenditures incurred due to changes in governmental regulations that the Company would not have incurred otherwise and retail, furniture and fixtures, and expenditures in which the Company expects to be reimbursed.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

S-12.1

E S S E X  P R O P E R T Y  T R U S T, I N C.

Co-investments and Preferred Equity Investments – June 30, 2020
(Dollars in thousands)

	Weighted Average Essex Ownership Percentage	Apartment Homes	Total Undepreciated Book Value	Debt Amount	Essex Book Value	Weighted Average Borrowing Rate	Remaining Term of Debt (in Years)		Three Months Ended June 30, 2020	Six Months Ended June 30, 2020
Operating and Other Non-Consolidated Joint Ventures									NOI
Wesco I, III, IV, and V	51%	5,310	$1,723,805	$1,062,237	$186,509	3.5%	3.9		$23,592	$49,439
BEXAEW, BEX II, BEX III, and BEX IV	50%	2,691	825,809	422,506	155,759	3.4%	3.5		11,057	23,248
CPPIB (1)	-	-	-	-	-	-	-		-	2,008
Other	47%	651	213,908	166,867	25,991	3.3%	3.5		3,131	6,726
Total Operating and Other Non-Consolidated Joint Ventures		8,652	$2,763,522	$1,651,610	$368,259	3.5%	3.8		$37,780	$81,421
Pre-Development and Development Non-Consolidated Joint Ventures(2)	50%	1,070	533,317	272,367	167,774	2.1%	28.4	(3)(4)	1,778	3,643
Total Non-Consolidated Joint Ventures		9,722	$3,296,839	$1,923,977	$536,033	3.3%	7.3		$39,558	$85,064

	Essex Portion of NOI and Expenses
NOI	$20,544	$44,229
Depreciation	(12,764)	(25,308)
Interest expense and other	(7,534)	(15,612)
Equity income from non-core co-investment	4,696	4,586
Gain on early retirement of debt from unconsolidated co-investment	38	38
Co-investment promote income	-	6,455
Net income from operating and other co-investments	$4,980	$14,388

		Weighted Average Preferred Return	Weighted Average Expected Term	Income from Preferred Equity Investments
Income from preferred equity investments				$12,277	$23,956
Income from early redemption of preferred equity investments				-	210
Preferred Equity Investments (5)	$472,725	10.1%	2.2	$12,277	$24,166

Total Co-investments	$1,008,758			$17,257	$38,554

(1)
In January 2020, the Company purchased CPPIB’s 45% interest in each of a land parcel and six communities totaling 2,020 apartment homes. The NOI included in the six months ended June 30, 2020 represents the Company’s pro-rata share prior to the acquisition.

(2)	The Company has ownership interests in development co-investments, which are detailed on page S-11.
(3)	$132.0 million of the debt related to 500 Folsom, one of the Company’s development co-investments, is financed by tax exempt bonds with a maturity date of January 2052.
(4)	Scripps Mesa Apartments has a $89.3 million of long-term tax-exempt bond debt that is subject to a total return swap that matures in 2025.
(5)	As of June 30, 2020, the Company has invested in 18 preferred equity investments.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T,  I N C.

Summary of Apartment Community Acquisitions and Dispositions Activity
Year to date as of June 30, 2020
(Dollars in thousands)

Acquisitions Property Name	Location	Apartment Homes	Essex Ownership Percentage	Entity	Date	Total Contract Price	Price per Apartment Home (2)	Average Rent

CPPIB Portfolio (1)	Various	2,020	100%	EPLP	Jan-20	$463,400	$497	$2,732
	Q1 2020	2,020				$463,400	$497

Dispositions Property Name	Location	Apartment Homes	Essex Ownership Percentage	Entity	Date	Total Sales Price	Price per Apartment Home (2)

One South Market and Museum Park	San Jose, CA	429	100%	EPLP	Jun-20	$232,000	$534
	Q2 2020	429				$232,000	$534

(1)
In January 2020, the Company purchased the joint venture partner’s 45% membership interest in a land parcel and six communities representing 2,020 apartments homes based on a total valuation of approximately $1.0 billion.

(2)	Price per apartment home excludes value allocated to retail space.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T,  I N C.

Delinquencies, Operating Statistics, and Same-Property Portfolio Growth with Concessions on a GAAP basis
(Dollars in millions, except in footnotes and per share amounts)

Delinquencies for Second Quarter 2020	Same-Property	Non-Same Property and Co-investments	Total Operating Communities	Commercial		Total
Operating apartment community units	47,104	13,237	60,341	N/A		N/A

Cash delinquencies as % of scheduled rent	4.3%	4.0%	4.3%	N/A		N/A
Reported delinquencies as % of scheduled rent (1)	3.3%	3.1%	3.2%	N/A		N/A
Reported delinquencies in 2Q 2020 (2)	$(10.9)	$(2.0)	$(12.9)	$(3.2)	(3)	$(16.1)
Reported delinquencies in 2Q 2019 (2)	$(1.1)	$(0.1)	$(1.2)	$-		$(1.2)

Impact to 2Q 2020 Core FFO per share	$(0.14)	$(0.03)	$(0.17)	$(0.05)		$(0.22)
Impact to Core FFO per share growth	-4.3%	-0.8%	-5.2%	-1.4%		-6.6%

(1)	Represents total residential portfolio delinquencies as a % of scheduled rent reflected in the financial statements for the three months ended June 30, 2020.
(2)	Co-investment delinquencies reported at Company’s pro rata share.
(3)	Commercial delinquencies in 2Q 2020 includes a straight-line rent reserve of $1.4 million.

Operating Statistics			Same-Property Portfolio Growth with Concessions on a GAAP basis

Same-Property Portfolio (47,104 units)	July 2020	2Q 2020		2Q 2020	2Q 2019
Cash delinquencies as % of scheduled rent	2.7%	4.3%	Reported rental revenue (cash basis)	$323.7	$336.5
			Straight-line rent impact to rental revenue	2.9	-
New lease rates (1)	-5.8%	-1.9%	GAAP rental revenue	$326.6	$336.5
Renewal rates (2)	-1.9%	0.4%
			% change - cash rental revenue	-3.8%
Financial occupancy	96.2%	94.9%	% change - GAAP rental revenue	-2.9%
Physical occupancy	95.8%	94.9%

(1)	Represents % change on a gross basis and does not include leasing incentives, which were on average 4-8 weeks.

(2)	Represents % change in similar term lease tradeouts, excluding the impact of leasing incentives.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Reconciliations of Non-GAAP Financial Measures and Other Terms

Adjusted EBITDAre Reconciliation

The National Association of Real Estate Investment Trusts (“NAREIT”) defines earnings before interest, taxes, depreciation and amortization for real estate (“EBITDAre”) (September 2017 White Paper) as net income (computed in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”)) before interest expense, income taxes, depreciation and amortization expense, and further adjusted for gains and losses from sales of depreciated operating properties, impairment write-downs of depreciated operating properties, impairment write-downs of investments in unconsolidated entities caused by a decrease in value of depreciated operating properties within the joint venture and adjustments to reflect the Company’s share of EBITDAre of investments in unconsolidated entities.

The Company believes that EBITDAre is useful to investors, creditors and rating agencies as a supplemental measure of the Company’s ability to incur and service debt because it is a recognized measure of performance by the real estate industry, and by excluding gains or losses related to sales or impairment of depreciated operating properties, EBITDAre can help compare the Company’s credit strength between periods or as compared to different companies.

Adjusted EBITDAre represents EBITDAre further adjusted for non-comparable items and is a component of the credit ratio, “Net Indebtedness Divided by Adjusted EBITDAre, normalized and annualized,” presented on page S-6, in the section titled “Selected Credit Ratios,” and it is not intended to be a measure of free cash flow for management’s discretionary use, as it does not consider certain cash requirements such as income tax payments, debt service requirements, capital expenditures and other fixed charges.

Adjusted EBITDAre is an important metric in evaluating the credit strength of the Company and its ability to service its debt obligations. The Company believes that Adjusted EBITDAre is useful to investors, creditors and rating agencies because it allows investors to compare the Company’s credit strength to prior reporting periods and to other companies without the effect of items that by their nature are not comparable from period to period and tend to obscure the Company’s actual credit quality.

EBITDAre and Adjusted EBITDAre are not recognized measurements under U.S. GAAP. Because not all companies use identical calculations, the Company’s presentation of EBITDAre and Adjusted EBITDAre may not be comparable to similarly titled measures of other companies.

The reconciliations of Net Income available to common stockholders to EBITDAre and Adjusted EBITDAre are presented in the table below (Dollars in thousands):

Three Months Ended June 30, 2020
Net income available to common stockholders	$84,458
Adjustments:
Net income attributable to noncontrolling interest	5,618
Interest expense, net (1)	51,659
Depreciation and amortization	133,609
Income tax provision	(290)
Gain on sale of real estate and land	(16,597)
Co-investment EBITDAre adjustments	20,117
EBITDAre	278,574

Gain on sale of marketable securities	(46)
Unrealized gains on marketable securities	(7,623)
Provision for credit losses	147
Equity income from non-core co-investment	(4,696)
Deferred tax expense on unrealized gain on unconsolidated co-investment	1,636
General and administrative and other, net	2,312
Insurance reimbursements and legal settlements, net	(106)
Expensed acquisition and investment related costs	15
Gain on early retirement of debt from unconsolidated co-investment	(38)
Gain on early retirement of debt, net	5,027
Adjusted EBITDAre	$275,202

(1)	Interest expense, net includes items such as gains on derivatives and the amortization of deferred charges.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

S-16.1

E S S E X  P R O P E R T Y  T R U S T, I N C.

Reconciliations of Non-GAAP Financial Measures and Other Terms

Encumbered

Encumbered means any mortgage, deed of trust, lien, charge, pledge, security interest, security agreement or other encumbrance of any kind.

Funds From Operations (“FFO”) and Core FFO

FFO, as defined by NAREIT, is generally considered by industry analysts as an appropriate measure of performance of an equity REIT. Generally, FFO adjusts the net income of equity REITs for non-cash charges such as depreciation and amortization of rental properties, impairment charges, gains on sales of real estate and extraordinary items. Management considers FFO and FFO which excludes non-core items, which is referred to as “Core FFO,” to be useful supplemental operating performance measures of an equity REIT because, together with net income and cash flows, FFO and Core FFO provide investors with additional bases to evaluate the operating performance and ability of a REIT to incur and service debt and to fund acquisitions and other capital expenditures and to pay dividends. By excluding gains or losses related to sales of depreciated operating properties and excluding real estate depreciation (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO can help investors compare the operating performance of a real estate company between periods or as compared to different companies. By further adjusting for items that are not considered part of the Company’s core business operations, Core FFO allows investors to compare the core operating performance of the Company to its performance in prior reporting periods and to the operating performance of other real estate companies without the effect of items that by their nature are not comparable from period to period and tend to obscure the Company’s actual operating results.

FFO and Core FFO do not represent net income or cash flows from operations as defined by U.S. GAAP and are not intended to indicate whether cash flows will be sufficient to fund cash needs. These measures should not be considered as alternatives to net income as an indicator of the REIT’s operating performance or to cash flows as a measure of liquidity. FFO and Core FFO do not measure whether cash flow is sufficient to fund all cash needs including principal amortization, capital improvements and distributions to stockholders. FFO and Core FFO also do not represent cash flows generated from operating, investing or financing activities as defined under GAAP. Management has consistently applied the NAREIT definition of FFO to all periods presented. However, there is judgment involved and other REITs’ calculation of FFO may vary from the NAREIT definition for this measure, and thus their disclosures of FFO may not be comparable to the Company’s calculation.

The reconciliations of diluted FFO and Core FFO are detailed on page S-3 in the section titled “Consolidated Funds From Operations”.

Interest Expense, Net

Interest expense, net is presented on page S-1 in the section titled “Consolidated Operating Results”. Interest expense, net includes items such as gains on derivatives and the amortization of deferred charges and is presented in the table below (Dollars in thousands):

	Three Months Ended June 30, 2020	Six Months Ended June 30, 2020
Interest expense	$54,447	$109,594
Adjustments:
Total return swap income	(2,788)	(4,772)
Interest expense, net	$51,659	$104,822

Immediately Available Liquidity

The Company’s immediately available liquidity as of July 31, 2020, consisted of the following (Dollars in millions):
July 31, 2020
Unsecured credit facility - committed	$1,235
Balance outstanding	-
Undrawn portion of line of credit	$1,235
Cash, cash equivalents & marketable securities (1)	203
Total liquidity	$1,438

(1)	Excludes an investment in a mortgage backed security.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

S-16.2

E S S E X  P R O P E R T Y  T R U S T, I N C.

Reconciliations of Non-GAAP Financial Measures and Other Terms

Net Indebtedness Divided by Adjusted EBITDAre

This credit ratio is presented on page S-6 in the section titled “Selected Credit Ratios.” This credit ratio is calculated by dividing net indebtedness by Adjusted EBITDAre, as annualized based on the most recent quarter, and adjusted for estimated net operating income from properties acquired or disposed of during the quarter. This ratio is presented by the Company because it provides rating agencies and investors an additional means of comparing the Company’s ability to service debt obligations to that of other companies. Net indebtedness is total debt, net less unamortized premiums, discounts, debt issuance costs, unrestricted cash and cash equivalents, and marketable securities. The reconciliation of Adjusted EBITDAre is set forth in “Adjusted EBITDAre Reconciliation” on page S-16.1 The calculation of this credit ratio and a reconciliation of net indebtedness to total debt at pro rata share for co-investments, net is presented in the table below (Dollars in thousands):

Total consolidated debt, net	$6,319,412
Total debt from co-investments at pro rata share	983,668
Adjustments:
Consolidated unamortized premiums, discounts, and debt issuance costs	31,849
Pro rata co-investments unamortized premiums, discounts, and debt issuance costs	4,245
Consolidated cash and cash equivalents-unrestricted	(246,204)
Pro rata co-investment cash and cash equivalents-unrestricted	(18,733)
Marketable securities (1)	(121,993)
Net Indebtedness	$6,952,244

Adjusted EBITDAre, annualized (2)	$1,100,808
Other EBITDAre normalization adjustments, net, annualized (3)	(8,943)
Adjusted EBITDAre, normalized and annualized	$1,091,865

Net Indebtedness Divided by Adjusted EBITDAre, normalized and annualized	6.4

(1)	Excludes investment in mortgage backed security
(2)	Based on the amount for the most recent quarter, multiplied by four.
(3)	Adjustments made for properties in lease-up, acquired, or disposed of during the most recent quarter and other partial quarter activity, multiplied by four.

Net Operating Income (“NOI”) and Same-Property NOI Reconciliations

NOI and same-property NOI are considered by management to be important supplemental performance measures to earnings from operations included in the Company’s consolidated statements of income. The presentation of same-property NOI assists with the presentation of the Company’s operations prior to the allocation of depreciation and any corporate-level or financing-related costs. NOI reflects the operating performance of a community and allows for an easy comparison of the operating performance of individual communities or groups of communities.

In addition, because prospective buyers of real estate have different financing and overhead structures, with varying marginal impacts to overhead by acquiring real estate, NOI is considered by many in the real estate industry to be a useful measure for determining the value of a real estate asset or group of assets. The Company defines same-property NOI as same-property revenues less same-property operating expenses, including property taxes. Please see the reconciliation of earnings from operations to NOI and same-property NOI, which in the table below is the NOI for stabilized properties consolidated by the Company for the periods presented (Dollars in thousands):

	Three Months Ended June 30, 2020	Three Months Ended June 30, 2019	Six Months Ended June 30, 2020	Six Months Ended June 30, 2019
Earnings from operations	$119,736	$124,560	$250,573	$240,255
Adjustments:
Corporate-level property management expenses	8,646	8,469	17,405	16,898
Depreciation and amortization	133,609	119,465	265,168	240,033
Management and other fees from affiliates	(2,348)	(2,260)	(4,965)	(4,595)
General and administrative	14,952	13,927	28,934	27,386
Expensed acquisition and investment related costs	15	24	102	56
Gain on sale of real estate and land	(16,597)	-	(16,597)	-
NOI	258,013	264,185	540,620	520,033
Less: Non-same property NOI	(30,333)	(18,217)	(62,445)	(33,088)
Same-Property NOI	$227,680	$245,968	$478,175	$486,945

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

S-16.3

E S S E X  P R O P E R T Y  T R U S T, I N C.

Reconciliations of Non-GAAP Financial Measures and Other Terms

Public Bond Covenants

Public Bond Covenants refer to certain covenants set forth in instruments governing the Company’s unsecured indebtedness. These instruments require the Company to meet specified financial covenants, including covenants relating to net worth, fixed charge coverage, debt service coverage, the amounts of total indebtedness and secured indebtedness, leverage and certain investment limitations. These covenants may restrict the Company’s ability to expand or fully pursue its business strategies. The Company’s ability to comply with these covenants may be affected by changes in the Company’s operating and financial performance, changes in general business and economic conditions, adverse regulatory developments or other events adversely impacting it. The breach of any of these covenants could result in a default under the Company’s indebtedness, which could cause those and other obligations to become due and payable. If any of the Company’s indebtedness is accelerated, the Company may not be able to repay it. For risks related to failure to comply with these covenants, see “Item 1A: Risk Factors - Risks Related to Our Indebtedness and Financings” in the Company’s annual report on Form 10-K and other reports filed by the Company with the Securities and Exchange Commission (“SEC”).

The ratios set forth on page S-6 in the section titled “Public Bond Covenants” are provided only to show the Company’s compliance with certain specified covenants that are contained in indentures related to the Company’s issuance of Senior Notes, which indentures are filed by the Company with the SEC. See, for example, the Indenture dated February 11, 2020, filed by the Company as Exhibit 4.1 to the Company’s Form 8-K, filed on February 11, 2020. These ratios should not be used for any other purpose, including without limitation to evaluate the Company’s financial condition or results of operations, nor do they indicate the Company’s covenant compliance as of any other date or for any other period. The capitalized terms in the disclosure are defined in the indentures filed by the Company with the SEC and may differ materially from similar terms used by other companies that present information about their covenant compliance.

Secured Debt

Secured Debt means debt of the Company or any of its subsidiaries which is secured by an encumbrance on any property or assets of the Company or any of its subsidiaries. The Company’s total amount of Secured Debt is set forth on page S-5.

Unencumbered NOI to Adjusted Total NOI

This ratio is presented on page S-6 in the section titled “Selected Credit Ratios”. Unencumbered NOI means the sum of NOI for those real estate assets which are not subject to an encumbrance securing debt. The ratio of Unencumbered NOI to Adjusted Total NOI for the three months ended June 30, 2020, annualized, is calculated by dividing Unencumbered NOI, annualized for the three months ended June 30, 2020 and as further adjusted for pro forma NOI for properties acquired or sold during the recent quarter, by Adjusted Total NOI as annualized. The calculation and reconciliation of NOI is set forth in “Net Operating Income (“NOI”) and Same-Property NOI Reconciliations” above. This ratio is presented by the Company because it provides rating agencies and investors an additional means of comparing the Company’s ability to service debt obligations to that of other companies. The calculation of this ratio is presented in the table below (Dollars in thousands):

Annualized Q2'20 (1)
NOI	$1,032,052
Adjustments:
NOI from real estate assets sold	(9,499)
Other, net (2)	(14,443)
Adjusted Total NOI	1,008,110
Less: Encumbered NOI	(65,595)
Unencumbered NOI	$942,515

Encumbered NOI	$65,595
Unencumbered NOI	942,515
Adjusted Total NOI	$1,008,110

Unencumbered NOI to Adjusted Total NOI	94%

(1)	This table is based on the amounts for the most recent quarter, multiplied by four.
(2)	Includes intercompany eliminations pertaining to self-insurance and other expenses.

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

S-16.4